                                                                     EXHIBIT (K)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-2 Monthly Statement
                      Class A Certificate CUSIP #25466KAW9
                      Class B Certificate CUSIP #25466KAX7


Trust Distribution Date: November 17, 1997 Due Period Ending:   October 31, 1997

Pursuant to the Series Supplement dated as of January 29, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

      Series  1996-2                                   Total        Interest     Principal
      Class A              33 days at 5.845000000%  $5.357916667  $5.357916667  $0.000000000

      Class B              33 days at 5.985000000%  $5.486250000  $5.486250000  $0.000000000

2.    Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                         $15,252,113,676.00
          Seller Interest                                      $4,158,516,303.58

          Total Master Trust                                  $19,410,629,979.58


      (b) Group One Investor Interest                         $12,702,113,676.00

      (c) Group Two Investor Interest                          $2,550,000,000.00

      (d) Series 1996-2 Investor Interest                        $947,369,000.00

      (e) Class A Investor Interest                              $900,000,000.00

          Class B Investor Interest                               $47,369,000.00

3.    Allocation of Receivables Collected During the Due Period

                                                    Finance Charge          Principal         Yield
                                                      Collections          Collections     Collections

      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation             $249,503,504.32      $2,016,139,101.78            $0.00

          Seller                                     $38,939,853.28        $314,657,547.68            $0.00

      (b) Group One Allocation                      $207,765,750.47      $1,678,872,826.60            $0.00

      (c) Group Two Allocation                       $41,737,753.85        $337,266,275.18            $0.00

      (d) Series 1996-2 Allocations                  $15,518,252.64        $125,396,859.74            $0.00

      (e) Class A Allocations                        $14,739,455.57        $119,103,708.79            $0.00

          Class B Allocations                           $778,797.07          $6,293,150.95            $0.00

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")

                      Deposits into the
                          SPFAs This       SPFA    Deposit Deficit  Investment
                          Due Period      Balance       Amount        Income

      Series 1996-2          $0.00         $0.00         0.00          $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments

                                                                  Total Payments
                                 Amount Paid    Deficit Amount     Through This
                               This Due Period  This Due Period     Due Period

      Series 1996-2                 $0.00            $0.00             $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")

                                        Deposits Into the
                                            SIFAs This
                                            Due Period           SIFA Balance

      Series 1996-2                        $5,082,003.18            $0.00

7.    Pool Factors

                                                          This Due Period

      Class A                                                1.00000000

      Class B                                                1.00000000

8.    Investor Charged-Off Amount

                                                             Cumulative
                                                       Investor Charged-Off
                                    This Due Period            Amount

      (a) Group One                  $91,219,697.22            $0.00

      (b) Group Two                  $18,324,989.85            $0.00

      (c) Series 1996-2               $6,813,299.61            $0.00

      (d) Class A                     $6,471,368.22            $0.00

          Class B                       $341,931.39            $0.00

9.    Investor Losses This Due Period

                                                            Per $1,000 of
                                                          Original Invested
                                               Total          Principal

      (a) Group One                              $0.00          $0.00

      (b) Group Two                              $0.00          $0.00

      (c) Series 1996-2                          $0.00          $0.00

      (d) Class A                                $0.00          $0.00

          Class B                                $0.00          $0.00

10.   Reimbursement of Investor Losses This Due Period

                                                              Per $1,000 of
                                                            Original Invested
                                                  Total         Principal

      (a) Group One                               $0.00          $0.00

      (b) Group Two                               $0.00          $0.00

      (c) Series 1996-2                           $0.00          $0.00

      (d) Class A                                 $0.00          $0.00

          Class B                                 $0.00          $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses

                                                                Per $1,000 of
                                                              Original Invested
                                                  Total          Principal

      (a) Group One                                 $0.00          $0.00

      (b) Group Two                                 $0.00          $0.00

      (c) Series 1996-2                             $0.00          $0.00

      (d) Class A                                   $0.00          $0.00

          Class B                                   $0.00          $0.00

12.   Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $21,170,189.45

      (b) Group Two                                            $4,250,000.00

      (c) Series 1996-2                                        $1,578,948.33

      (d) Class A                                              $1,500,000.00

          Class B                                                 $78,948.33

13.   Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                               of Class A
                                              Total         Invested Amount

      Series 1996-2 Class B              $104,210,590.00        11.5790%

14.   Total Available Credit Enhancement Amounts

                                                  Shared Amount  Class B Amount

      Maximum Amount                                     $0.00   $56,842,140.00

      Available Amount                                   $0.00   $56,842,140.00

      Amount of Drawings on Credit Enhancement
       for this Due Period                               $0.00            $0.00

15.   Delinquency Summary

      End of Due Period Master Trust Receivables Outstanding  $19,711,635,363.59

                          Delinquent Amount    Percentage of Ending
      Payment Status      Ending Balance       Receivables Outstanding

      30-59 days           $546,348,695.99          2.77%

      60-179 days          $942,871,537.58          4.78%


                                       U.S. BANK NATIONAL ASSOCIATION
                                       as Trustee


                                       BY: ____________________________
                                                 Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

      The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of January 29, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-2 Master Trust Certificates for the Distribution Date occurring on November 17, 1997:


1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due Period
     is equal to                                                                      $2,619,240,007.08

4.   The aggregate amount of Class A Principal Collections processed during the
     related Due Period is equal to                                                     $119,103,708.79

5.   The aggregate amount of Class A Finance Charge Collections processed during
     the related Due Period is equal to                                                  $14,739,455.57

6 a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

6 b. The aggregate amount of Class A Additional Funds for this Distribution date
     is equal to                                                                                  $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

(a)  with respect to the Class A Required Amount Shortfall is equal to                            $0.00

(b)  with respect to the Class A Cumulative Investor Charged-Off Amount is                        $0.00
     equal to

(c)  with respect to the Class A Investor Interest is equal to                                    $0.00

8.   The sum of all amounts payable to the Class A Certificateholders on the
     current Distribution Date is equal to                                                $4,822,125.00

9.   The aggregate amount of Class B Principal Collections processed during the
     related Due Period is equal to                                                       $6,293,150.95

10.  The aggregate amount of Class B Finance Charge Collections processed during
the  related Due Period is equal to                                                         $778,797.07

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution date
     is equal to                                                                                  $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

(a)  with respect to the Class B Required Amount Shortfall is equal to                            $0.00

(b)  with respect to the Class B Cumulative Investor Charged-Off Amount is
     equal to                                                                                     $0.00

(c)  with respect to the Class B Investor Interest is equal to                                    $0.00

13.  The sum of all amounts payable to the Class B Certificateholders on the
     current Distribution Date is equal to                                                  $259,878.18

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of November, 1997.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:
                                  -------------------------------
                               Vice President, Director of Accounting,
                               and Treasurer